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                                                            Exhibit 99 (1) (g)

                                 AMENDMENT NO. 4
                    TO AMENDED AND RESTATED TRUST INSTRUMENT
                                       OF
                         UBS PACE SELECT ADVISORS TRUST

          THIS AMENDMENT NO. 4 (the "Amendment"), to the Amended and Restated Trust Instrument of UBS PACE Select Advisors Trust, a Delaware statutory trust (the "Trust"), dated September 13, 2000 (the "Trust Instrument"), as amended and restated on November 5, 2001 and as amended effective April 8, 2002 and as amended effective December 15, 2005, by and among the trustees of the Trust and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust (each, a "Shareholder" and collectively, the "Shareholders"), is effective as of July 19, 2006.

          WHEREAS, at a duly noticed meeting of the trustees on July 19, 2006, pursuant to Article X, Section 8 and Article II, Section 7 of the Trust Instrument, the trustees of the Trust duly approved amendments to the Trust Instrument as set forth in this Amendment without the necessity of their execution thereof; and

          WHEREAS, the trustees of the Trust determined that the amendments to the Trust Instrument set forth below do not require the vote of Shareholders pursuant to Article X, Section 8 of the Trust Instrument;

          NOW THEREFORE, the trustees of the Trust hereby agree as follows:

          1. AMENDMENT TO SCHEDULE A. Schedule A of the Trust Instrument is hereby amended in its entirety as set forth in Exhibit 1 hereto.

          2. EFFECT OF AMENDMENT. This Amendment shall be effective and the Trust Instrument shall be deemed to be modified and amended in accordance herewith as of the date of this Amendment. Except as hereby amended, the Trust Instrument shall remain in full force and effect.

          3. CAPITALIZED TERMS. Capitalized terms used and not defined herein have the meanings set forth in the Trust Instrument.

          4. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

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                                    EXHIBIT 1

             SCHEDULE A TO AMENDED AND RESTATED TRUST INSTRUMENT OF
                         UBS PACE SELECT ADVISORS TRUST

              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 5, 2001,
                 AND AS FURTHER AMENDED EFFECTIVE APRIL 8, 2002,
               AND AS FURTHER AMENDED EFFECTIVE DECEMBER 15, 2005,
                 AND AS FURTHER AMENDED EFFECTIVE JULY 19, 2006)

SERIES OF THE TRUST

UBS PACE Money Market Investments
UBS PACE Government Securities Fixed Income Investments
UBS PACE Intermediate Fixed Income Investments
UBS PACE Strategic Fixed Income Investments
UBS PACE Municipal Fixed Income Investments
UBS PACE Global Fixed Income Investments
UBS PACE Large Co Value Equity Investments
UBS PACE Large Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments
UBS PACE Small/Medium Co Growth Equity Investments
UBS PACE International Equity Investments
UBS PACE International Emerging Markets Equity Investments
UBS PACE Alternative Strategies Investments
UBS PACE High Yield Investments
UBS PACE Real Estate Securities Investments

CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest has been established by the Board as Class P shares of the Series designated as UBS PACE Money Market Investments.

An unlimited number of shares of beneficial interest has been established by the Board as Class A shares, Class C shares, Class P shares and Class Y shares of the Series designated as UBS PACE Real Estate Securities Investments.

An unlimited number of shares of beneficial interest has been established by the Board as Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of each of the other Series listed above. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of the Series:

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     1.   Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

     2. Each Sub-Class B-2 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

     3. Each Sub-Class B-3 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

     4. Each Sub-Class B-4 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares

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          obtained through an exchange, the date on which the issuance of the
          Sub-Class B-4 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

     5. Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained in the sub-account on the Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

     6. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

     7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
          Date).

For purposes of the foregoing, the term "eligible UBS fund" includes any and all mutual funds for which UBS Global Asset Management (Americas) Inc., UBS Global Asset Management (US) Inc., or an affiliate thereof serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.